PROMISSORY NOTE




No.  013102897   Des Moines, Iowa       October 28, 1997         $ 2,500,000

For value received, the undersigned promises to pay, to the order of

ALLIED Mutual Insurance Company at its office in Des Moines, Iowa the sum of

Two Million Five HundredThousand Dollars, with quarterly  interest and principal payments beginning January 28, 1998 according to the attached loan amortization schedule. Final payment shall be due on October 28, 2000. Interest shall accrue at the rate of 6.50 % per annum from the date of loan and all interest shall be computed under the commercial loan method on the basis of a 360 day year with no penalty for prepayment and with a pro rata refund of any unearned finance charge. Principal and interest not paid when due shall earn interest at the rate of 1.5% per month during the period of delinquency.







                                        ALLIED Life Financial Corporation
                                          /s/ Wendell P. Crosser
                                        By    Wendell P. Crosser, Vice President